Exhibit 5.1

January 24, 2014

Ring Energy Inc.

6555 S. Lewis Avenue, Suite 200

Tulsa, OK 74136

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Ring Energy Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by certain selling stockholders of the Company, including their donees, pledgees, transferees or other successors-in-interests of up to 3,528,580 outstanding shares (the “Resale Shares”) of the Company’s common stock (the “Shares”).

This letter is being furnished pursuant to Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) an Officer’s Certificate, dated as of January 23, 2014 (the “Officer’s Certificate”), executed by the Chief Financial Officer and Secretary of the Company (the “Certifying Officer”); (ii) the articles of incorporation and bylaws of the Company, certified by the Certifying Officer as of January 23, 2014; (iii) the Registration Statement, as furnished to us by the Company (excluding items incorporated therein by reference); (iv) resolutions of the board of directors of the Company (the “Board”), certified by the Certifying Officer as of January 23, 2014; and (v) such other records and documents as we considered appropriate.

We have assumed the following: (A) the genuineness of all signatures on documents submitted to us; (B) the legal capacity of natural persons executing all relevant documents; (C) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (D) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even if signed or issued on an earlier date (although we have neither independently verified the statements made therein nor investigated the basis for the representations contained therein); (E) the accuracy and completeness of factual statements contained in the documents we reviewed; (F) the conformity to the originals of all documents submitted to us as copies; (G) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter; and (H) the Shares when sold and issued, together with the number of other shares of the Company’s common stock that are then outstanding, will not exceed 150,000,000.

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when sold, issued, delivered and paid for as contemplated in the Registration Statement, after the Registration Statement has become effective under the Act, the Shares will be validly issued, fully paid and non-assessable.

This opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

This letter is being delivered to the Company in connection with the Company’s filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Shares, or any securities other than the Shares.

Very truly yours,

/s/ Burleson LLP

BURLESON LLP